EXHIBIT 99.1

EARNINGS RELEASE

For Immediate Release

Analyst Inquiries:                                                      Media Inquiries:
Mike Eliason                                                             Jill Trudeau
(317) 249-4559                                                           (317) 796-0945
mike.eliason@karglobal.com                     jill.trudeau@karglobal.com

KAR Auction Services, Inc. Reports 2021 Financial Results
•KAR reported increased revenue and operating adjusted net income per share for 2021, driven by strong gross profit per unit and lower selling, general and administrative expenses (excluding acquisitions)
•For the fourth quarter, gross profit per vehicle sold increased year-over-year and sequentially to $297; Adjusted EBITDA increased year-over-year and sequentially to $97.9 million
•Continued growth in digital dealer-to-dealer volumes were driven by industry leading platforms, BacklotCars and TradeRev

Carmel, IN, February 16, 2022 — KAR Auction Services, Inc. (NYSE: KAR), today reported its fourth quarter financial results for the period ended December 31, 2021.

"Though commercial seller volumes remained constrained in the fourth quarter, I was pleased with our performance in the face of this challenge," said Peter Kelly, CEO of KAR Global. "We have maintained – and in some cases slightly increased – our share with commercial sellers while achieving strong double-digit growth in our digital dealer-to-dealer businesses. We are focused on improving gross profit per unit sold and Adjusted EBITDA as a percent of revenue, and continue to take meaningful, deliberate steps to reduce our labor and selling, general and administrative costs. We believe our digital transformation strategy and leaner cost structure position us for faster growth and higher profitability as volumes return."

Fourth Quarter 2021 Financial Highlights
•Total revenue for the fourth quarter of 2021 was $549.4 million, an increase of 4% compared with $529.6 million for the fourth quarter of 2020.
•Net income for the fourth quarter of 2021 of $5.1 million and a loss of $(0.04) per diluted share, compared with a net loss of $17.1 million, or $(0.21) per diluted share, in the fourth quarter of 2020.
•Adjusted EBITDA for the quarter ended December 31, 2021 was $97.9 million, compared with $67.5 million for the quarter ended December 31, 2020, an increase of 45%.
•Operating adjusted net income per diluted share was $0.11 for the quarter ended December 31, 2021, compared with an operating adjusted net loss per diluted share of $(0.01) for the quarter ended December 31, 2020.
•Year-over-year increase in ADESA's digital dealer-to-dealer marketplaces of 72% or 20%, when including CARWAVE and BacklotCars volumes in both years.
•ADESA gross profit per vehicle sold increased 30% to $297 for the quarter ended December 31, 2021, compared with $229 for the quarter ended December 31, 2020.
•AFC's strong fourth quarter performance was driven by increased loan transactions (5%), increased revenue per loan transaction (25%) and increased leverage of selling, general and administrative costs of $9.1 million in both the fourth quarter of 2021 and 2020.

2021 Financial Highlights
•Total revenue for the year ended December 31, 2021 was $2,251.6 million, an increase of 3% compared with $2,187.7 million for the year ended December 31, 2020.
•Net income for the year ended December 31, 2021 of $66.5 million, or $0.16 per diluted share, compared with net income of $0.5 million and a loss of $(0.16) per diluted share, for the year ended December 31, 2020.
•Adjusted EBITDA for the year ended December 31, 2021 was $434.2 million, compared with $375.3 million for the year ended December 31, 2020, an increase of 16%.
•Operating adjusted net income per diluted share was $0.81 for the year ended December 31, 2021, compared with operating adjusted net income per diluted share of $0.51 for the year ended December 31, 2020.
•Year-over-year increase in ADESA's digital dealer-to-dealer marketplaces of 110% or 34%, when including CARWAVE and BacklotCars volumes in both years.
•ADESA gross profit per vehicle sold increased 19% to $277 for the year ended December 31, 2021, compared with $233 for the year ended December 31, 2020.
•Strong growth in AFC's revenue (8%), operating profit (36%) and Adjusted EBITDA (46%) reflect strong used car pricing, low credit risk and the efficiency of its inventory floorplanning business model.
Investments in Early-Stage Automotive Companies
The company invests in certain early-stage automotive companies and funds that relate to the automotive industry. We believe these investments have resulted in the expansion of relationships in the vehicle remarketing industry. Realized gains on these investments were $4.8 million and $32.0 million for the three and twelve months ended December 31, 2021, respectively. The company had a net reduction in unrealized gains on investment securities of $9.3 million for the three months ended December 31, 2021 and a net increase in unrealized gains on investment securities of $1.4 million for the year ended December 31, 2021.
Earnings Conference Call Information
KAR will be hosting an earnings conference call and webcast on Thursday, February 17, 2022 at 8:30 a.m. ET. The call will be hosted by KAR's Chief Executive Officer, Peter Kelly and Executive Vice President and Chief Financial Officer, Eric Loughmiller. The conference call may be accessed by calling 1-844-778-4145 and entering participant passcode 8091348, while the live web cast will be available at the investors section of www.karglobal.com. Supplemental financial information for KAR’s fourth quarter 2021 results is available at the investors section of www.karglobal.com.
The archive of the webcast will also be available following the call and will be available at the investors section of www.karglobal.com for a limited time.
About KAR
KAR Auction Services, Inc. d/b/a KAR Global (NYSE: KAR), provides sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. KAR Global's unique end-to-end platform supports whole car, financing, logistics and other ancillary and related services, including the sale of nearly 2.6 million units valued at over $40 billion through our auctions in 2021. Our integrated physical, online and mobile marketplaces reduce risk, improve transparency and streamline transactions for customers in about 75 countries. Headquartered in Carmel, Indiana, KAR Global has employees across the United States, Canada, Europe, Mexico, Uruguay and the Philippines. For more information and the latest KAR Global news, go to www.karglobal.com and follow us on Twitter @KARSpeaks.
Forward-Looking Statements
Certain statements contained in this release include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” "can," "of the opinion," "confident," “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” "continues," "outlook," "initiatives," "goals," "opportunities," and similar expressions identify forward-looking statements. Such statements are based on management's current expectations, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those uncertainties regarding the impact of the COVID-19 pandemic on our business and the economy generally, and those other matters disclosed in the Company’s Securities and Exchange Commission filings. The Company does not undertake any obligation to update any forward-looking statements.

KAR Auction Services, Inc.
Condensed Consolidated Statements of Income
(In millions) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Operating revenues
Auction fees	$207.4	$207.0	$877.8	$887.7
Service revenue	168.2	173.5	707.2	737.4
Purchased vehicle sales	94.6	83.7	377.4	295.0
Finance-related revenue	79.2	65.4	289.2	267.6
Total operating revenues	549.4	529.6	2,251.6	2,187.7

Operating expenses
Cost of services (exclusive of depreciation and amortization)	323.2	325.4	1,299.9	1,284.8
Selling, general and administrative	134.8	139.7	558.1	545.4
Depreciation and amortization	45.9	50.6	183.0	191.3
Goodwill and other intangibles impairment	—	—	—	29.8
Total operating expenses	503.9	515.7	2,041.0	2,051.3

Operating profit	45.5	13.9	210.6	136.4

Interest expense	32.3	30.5	126.6	128.9
Other (income) expense, net	4.6	3.9	(17.5)	2.1

Income (loss) before income taxes	8.6	(20.5)	101.5	5.4

Income taxes	3.5	(3.4)	35.0	4.9

Net income (loss)	$5.1	$(17.1)	$66.5	$0.5

Net income (loss) per share
Basic	$(0.04)	$(0.21)	$0.16	$(0.16)
Diluted	$(0.04)	$(0.21)	$0.16	$(0.16)

Dividends declared per common share	$—	$—	$—	$0.19

KAR Auction Services, Inc.
Condensed Consolidated Balance Sheets
(In millions) (Unaudited)

	December 31, 2021	December 31, 2020
Cash and cash equivalents	$190.0	$752.1
Restricted cash	25.8	60.2
Trade receivables, net of allowances	527.0	367.2
Finance receivables, net of allowances	2,506.0	1,889.0
Other current assets	109.5	106.7
Total current assets	3,358.3	3,175.2

Goodwill	2,578.4	2,140.2
Customer relationships, net of accumulated amortization	243.3	211.3
Operating lease right-of-use assets	325.7	350.6
Property and equipment, net of accumulated depreciation	579.2	589.9
Intangible and other assets	332.3	331.0
Total assets	$7,417.2	$6,798.2

Current liabilities, excluding obligations collateralized by finance receivables and current maturities of debt	$1,267.2	$965.1
Obligations collateralized by finance receivables	1,692.3	1,261.2
Current maturities of debt	16.3	24.3
Total current liabilities	2,975.8	2,250.6

Long-term debt	1,849.7	1,853.8
Operating lease liabilities	317.1	344.2
Other non-current liabilities	170.7	184.0
Temporary equity	590.9	549.8
Stockholders’ equity	1,513.0	1,615.8
Total liabilities, temporary equity and stockholders’ equity	$7,417.2	$6,798.2

KAR Auction Services, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Year Ended December 31,
	2021	2020
Operating activities
Net income	$66.5	$0.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	183.0	191.3
Provision for credit losses	8.8	43.8
Deferred income taxes	7.8	(7.2)
Amortization of debt issuance costs	12.1	11.7
Stock-based compensation	15.6	14.0
Contingent consideration adjustment	24.3	4.7
Net decrease in unrealized gain on investment securities	(1.4)	—
Goodwill and other intangibles impairment	—	29.8
Other non-cash, net	(1.9)	5.0
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables and other assets	(94.1)	117.9
Accounts payable and accrued expenses	192.5	(27.1)
Net cash provided by operating activities	413.2	384.4
Investing activities
Net (increase) decrease in finance receivables held for investment	(618.6)	170.6
Acquisition of businesses (net of cash acquired)	(521.8)	(421.0)
Purchases of property, equipment and computer software	(108.5)	(101.4)
Investments in securities	(22.5)	—
Proceeds from sale of investments	38.5	—
Proceeds from the sale of PWI	2.2	24.3
Proceeds from the sale of property and equipment	12.1	0.9
Net cash used by investing activities	(1,218.6)	(326.6)
Financing activities
Net increase (decrease) in book overdrafts	3.3	(6.9)
Net (decrease) increase in borrowings from lines of credit	(8.0)	(14.0)
Net increase (decrease) in obligations collateralized by finance receivables	424.4	(191.1)
Proceeds from issuance of Series A Preferred Stock	—	550.1
Payments for issuance costs of Series A Preferred Stock	—	(21.9)
Payments for debt issuance costs/amendments	(0.6)	(18.5)
Payments on long-term debt	(9.5)	(9.5)
Payments on finance leases	(10.5)	(16.1)
Payments of contingent consideration and deferred acquisition costs	(37.1)	(31.2)
Issuance of common stock under stock plans	1.5	2.1
Issuance of common stock - private placement	30.0	15.0
Tax withholding payments for vested RSUs	(2.2)	(4.0)
Repurchase and retirement of common stock	(180.9)	(10.2)
Dividends paid to stockholders	—	(49.0)
Net cash provided by financing activities	210.4	194.8
Effect of exchange rate changes on cash	(1.5)	(1.2)
Net (decrease) increase in cash, cash equivalents and restricted cash	(596.5)	251.4
Cash, cash equivalents and restricted cash at beginning of period	812.3	560.9
Cash, cash equivalents and restricted cash at end of period	$215.8	$812.3
Cash paid for interest, net of proceeds from interest rate derivatives	$112.7	$116.6
Cash paid for taxes, net of refunds	$26.0	$16.6

KAR Auction Services, Inc.
Reconciliation of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, operating adjusted net income and operating adjusted net income per share as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth below.
EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance.
Depreciation expense for property and equipment and amortization expense of capitalized internally developed software costs relate to ongoing capital expenditures; however, amortization expense associated with acquired intangible assets, such as customer relationships, software, tradenames and noncompete agreements are not representative of ongoing capital expenditures, but have a continuing effect on our reported results. Non-GAAP financial measures of operating adjusted net income and operating adjusted net income per share, in the opinion of the company, provide comparability of the company's performance to other companies that may not have incurred these types of non-cash expenses or that report a similar measure. In addition, operating adjusted net income and operating adjusted net income per share may include adjustments for certain other charges.
EBITDA, Adjusted EBITDA, operating adjusted net income and operating adjusted net income per share have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.
The following table reconciles EBITDA and Adjusted EBITDA to net income (loss) for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
(in millions), (unaudited)	2021	2020	2021	2020
Net income (loss)	$5.1	$(17.1)	$66.5	$0.5
Add back:
Income taxes	3.5	(3.4)	35.0	4.9
Interest expense, net of interest income	32.0	30.3	125.7	127.3
Depreciation and amortization	45.9	50.6	183.0	191.3
EBITDA	86.5	60.4	410.2	324.0
Non-cash stock-based compensation	1.9	3.0	16.7	15.1
Acquisition related costs	2.4	4.1	8.1	8.8
Securitization interest	(8.3)	(6.2)	(29.8)	(27.3)
(Gain)/Loss on asset sales	(0.8)	0.2	(4.4)	1.3
Severance	1.6	0.9	5.2	11.5
Foreign currency (gains)/losses	1.1	1.7	3.8	4.9
Goodwill and other intangibles impairment	—	—	—	29.8
Contingent consideration adjustment	4.2	4.7	24.3	4.7
Net change in unrealized gains on investment securities	9.3	—	(1.4)	—
Other	—	(1.3)	1.5	2.5
Total addbacks/(deductions)	11.4	7.1	24.0	51.3
Adjusted EBITDA	$97.9	$67.5	$434.2	$375.3

The following table reconciles operating adjusted net income (loss) and operating adjusted net income (loss) per diluted share to net income (loss) for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share amounts), (unaudited)	2021	2020	2021	2020
Net income (loss) (1)	$5.1	$(17.1)	$66.5	$0.5
Acquired amortization expense	13.0	15.3	54.6	57.7
Contingent consideration adjustment	4.2	4.7	24.3	4.7
Goodwill and other intangibles impairment	—	—	—	29.8
Income taxes (2)	(4.5)	(4.6)	(18.8)	(17.3)
Operating adjusted net income (loss)	$17.8	$(1.7)	$126.6	$75.4

Operating adjusted net income (loss) per share - diluted	$0.11	$(0.01)	$0.81	$0.51

Weighted average diluted shares	156.1	161.8	157.2	147.0

(1)The Series A Preferred Stock dividends and undistributed earnings allocated to participating securities have not been included in the calculation of operating adjusted net income (loss) and operating adjusted net income (loss) per diluted share.

(2)For the three and twelve months ended December 31, 2021, an effective tax rate of 34.5% was applied to the acquired amortization expense and for the three and twelve months ended December 31, 2020, an effective tax rate of 30% was applied to the acquired amortization expense. There was no income tax benefit related to the contingent consideration adjustment or the goodwill and other intangibles impairment because these items were not deductible for income tax purposes.